Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form F-3 of Ridgetech, Inc.(formerly known as China Jo-Jo Drugstores, Inc.) of our report dated September 25, 2025, relating to the consolidated financial statements of Ridgeline International Limited as of and for the year ended March 31, 2024. We also consent to the reference to our firm under the heading “Experts” in the registration statement.

/s/ YCM CPA INC.

PCAOB ID 6781

Irvine, California

December 4, 2025